UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. Over the coming days, Sugarmade plans to discuss the below items with selected shareholders and potential investors and is thus making these disclosures in advance of these discussions in order to ensure all Company stakeholders are privy to this information.

On July 25, 2019, the Company announces BZRTH, LLC, (“BZRTH”) which is a target acquisition of the Company, completed its audits for previous financial periods. The Company is announcing this audit completion because it believes the completion on the audit is material to the overall process of closing on the BZRTH acquisition, with the closing of the audit being required for the closing of the BZRTH acquisition. While, the Company has taken significant steps toward the closing of BZRTH transaction, overall progress was dependent on: 1) the completion of the BZRTH audit, and 2) availability of funds to close the transaction. Thus far, approximately $1,000,000 has been paid toward closing. The financing plan centered on the filing and effectiveness of a registration statement on SEC Form S-1. The S-1 registration statement was filed on June 26, 2019 and became effective on July 18, 2019.

On July 25, 2019, the Company announces the first round of closings relative to its proposed investments in Hempistry, Inc (“Hempistry”). Late last year, the Company made an announcement it had secured an option to invest up to One Million Dollars ($1,000,000) in privately held Hempistry, which began legal hemp cultivation in Western Kentucky last year and is continuing with cultivation this year. Sugarmade exercised its right to begun such investments via its first tranche investment of $190,000 allowing it to receive twelve percent (12%) of the profits of Hempistry’s biomass and converted distillate or isolate cannabidiol (CBD) for the 2019 farming season. No equity in Hempistry is being acquired relative to this first tranche of the overall investment.

The Company believes the investment into Hempistry is a related party transaction requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Jimmy Chan is Chairman, Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer) of Sugarmade and a founder, director, investor and shareholder of Hempistry. At this time, it is unclear the amount of Mr. Chan related party interest in the transaction.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s acquisition efforts will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: July 25, 2019	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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